Exhibit 99

News
PPG Media Contact:
Mark Silvey
Corporate Communications
+1-412-434-3046
silvey@ppg.com

PPG Investor Contact:
John Bruno
Investor Relations
+1-412-434-3466
jbruno@ppg.com
investor.ppg.com

PPG expects first quarter financial results to exceed previous guidance; detailed financial update to be provided April 20

PITTSBURGH, April 3, 2023 – PPG (NYSE:PPG) today announced that first quarter 2023 adjusted earnings per diluted share (EPS) is expected to be between $1.52 and $1.58, which exceeds the company’s previously communicated guidance of $1.10 to $1.20.

“The pace of our operating margin recovery accelerated during the quarter, driven by higher sales volumes and additional selling price capture,” said Tim Knavish, PPG president and chief executive officer. “Our stronger sales volume performance compared to our guidance was led by the aerospace and automotive original equipment manufacturer coatings businesses. In addition, we delivered higher year-over-year earnings across most of our business portfolio including Europe.”

The company also noted stronger-than-expected demand in PPG Comex, along with U.S. architectural coatings where the company benefitted from a recent customer win that aided quarterly results. Sales volumes were also better in China due to fewer pandemic disruptions than initially forecast.

In addition, the company reported that in March 2023, PPG purchased group annuity contracts that transferred pension benefit obligations for certain of the company’s retirees in the U.S. to third-party insurance companies, resulting in an estimated non-cash pension settlement charge of approximately $191 million, or $0.61 per share. The expected first quarter 2023 adjusted EPS noted above excludes the impact of this pension settlement charge. A reconciliation of expected adjusted EPS to expected reported EPS is included below.

The company will announce detailed first quarter 2023 financial results and provide full-year 2023 guidance on April 20, 2023, after U.S. stock markets close. The company plans to hold an earnings teleconference on April 21, 2023 at 8 a.m. ET., during which it will provide more comprehensive updates and financial projections.

The following details for PPG’s first quarter 2023 earnings release and teleconference call include:

Earnings release:	Thursday, April 20, after U.S. stock markets close

Teleconference:	Friday, April 21, 8 a.m. ET

PPG participants:	Tim Knavish, president and chief executive officer Vincent J. Morales, senior vice president and chief financial officer John Bruno, vice president, investor relations

Webcast:	A live, listen-only webcast will be available via the PPG Investor Center.

Telephone replay:	Available beginning at approximately 11 a.m. ET, Friday, April 21 through 11:59 p.m. ET, Friday, May 5.
Replay numbers:
US Toll Free: 1 866 813 9403
US (Local): 1 929 458 6194
Canada: 1 226 828 7578
UK (Local): 0204 525 0658
All other locations: +44 204 525 0658
Access Code: 960369

Web replay:	Replay of the webcast will be available shortly after the call on the PPG Investor Center and will remain through Thursday, April 18, 2024
The news release will be available on the PPG Investor Center and PPG Newsroom.

Prepared remarks and details regarding PPG’s operating segment results and other financials will be available on the PPG Investor Center after the earnings release.

Non-GAAP Financial Measures

Adjusted earnings per diluted share as included in this press release is considered a “non-GAAP financial measure” under Securities and Exchange Commission rules. PPG’s management considers adjusted earnings per diluted share useful in providing insight into the company’s ongoing performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis or that are not attributable to our primary operations. Adjusted earnings per diluted share as used by PPG in this press release may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Regulation G Reconciliation – Earnings per Diluted Share

First Quarter 2023 Projection
Reported earnings per diluted share	$0.80 - $0.86
Pension settlement charge	0.61
Acquisition-related amortization expense	0.13
Business restructuring-related costs, net(a)	0.01
Insurance recovery of expenses incurred due to a natural disaster(b)	(0.03)
Adjusted earnings per diluted share	$1.52 - $1.58

(a)Included in business restructuring-related costs, net are business restructuring charges, accelerated depreciation of certain assets and other related costs, offset by releases to previously approved programs.
(b)The company incurred expenses due to damages at a southern U.S. factory resulting from a hurricane in 2020. In the first quarter 2023, the company received reimbursement under its insurance policies related to the damages incurred at this factory due to this hurricane.

Forward-Looking Statements
Statements contained herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance. These matters within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, involve risks and uncertainties that may affect PPG’s operations, as discussed in the company’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include statements related to the expected effects on our business of the COVID-19 pandemic and the pace of recovery from the pandemic, global economic conditions, increasing price and product competition by our competitors, fluctuations in cost and availability of raw materials, the ability to achieve selling price increases, the ability to recover margins, customer inventory levels, the ability to maintain favorable supplier relationships and arrangements, the timing of realization of anticipated cost savings from restructuring and other initiatives, the ability to identify additional cost savings opportunities, the timing and expected benefits of our acquisitions, difficulties in integrating acquired businesses and achieving expected synergies therefrom, economic and political conditions in international markets, the ability to penetrate existing, developing and emerging foreign and domestic markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions, the unpredictability of existing and possible future litigation, including asbestos litigation, and governmental investigations. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here and in our 2022 Annual Report on Form 10-K are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity.

All information in this release speaks only as of April 3, 2023, and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.

PPG: WE PROTECT AND BEAUTIFY THE WORLD®
At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and specialty materials that our customers have trusted for 140 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we operate and innovate in more than 70 countries and reported net sales of $17.7 billion in 2022. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. To learn more, visit www.ppg.com.

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